Exhibit 10.4
ASSIGNMENT OF TRADEMARK REGISTRATIONS
ASSIGNMENT OF TRADEMARK REGISTRATIONS
     WHEREAS, GETTY OIL COMPANY, a Delaware corporation located and doing business at 3810 Wilshire Boulevard, Los Angeles, California 90054 is the owner of the trademark registrations set forth in the annexed Schedule A; and
     WHEREAS, POWER TEST CORP., a Delaware corporation located and doing business at 175 Sunnyside Boulevard, Plainview, New York 11803 is desirous of acquiring said trademark registrations and the goodwill of the business symbolized by the trademarks covered by said registrations;
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, said GETTY OIL Company, does herby assign unto said POWER TEST CORP. all right, title and interest in and to the trademark registrations identified in the annexed Schedule A together with the goodwill of the business symbolized by the trademarks covered by said registrations.
     This Agreement is executed at White Plains, New York, this 11th day of July, 1985.

GETTY OIL COMPANY
By:	/s/ William C. Weitzel Jr.
President

Attest:

By:	/s/ Carl B. Davidson Secretary

Schedule A
Trademark Registrations

		Registration	Expiration
Description	Number	Date	Date
Getty and design	947,471	11-21-72	11-21-92
G and design	957,175	4-17-73	4-17-93
Getty	958,055	5-1-73	5-1-93
Getty Premium	915,523	6-22-71	6-22-91
Getty Premium	1,030,492	1-20-76	1-20-96
Super-GO	650,780	8-27-57	8-27-97
Super G/O	878,221	10-7-69	10-7-89
Getty Economart	1,312,638	1-1-85	1-1-2005